Exhibit 21.1

                               SUBSIDIARY LIST (1)
                        Ball Corporation and Subsidiaries

The following is a list of subsidiaries of Ball Corporation (an Indiana Corporation) which are included in the financial statements on a consolidated basis:(2)

                                                  State or Country of
               Name                          Incorporation or Organization
- -------------------------------              -----------------------------

Ball Brothers AG                             Switzerland
Ball-Canada Holdings Inc.                    Ontario, Canada
Ball Efratom Elektronik GmbH                 Federal Republic of Germany
Ball Efratom Corporation Limited             United Kingdom
Ball Foreign Sales Corporation               Barbados
Ball-InCon Glass Packaging Corp.             Delaware
Ball Metal Container Corporation             Indiana
Ball Packaging Products Canada, Inc.         Canada
Ball Systems Technology Limited              United Kingdom
Ball Technology Licensing Corporation        Indiana
Ball Technology Services Corporation         California
CCD, Inc.                                    Delaware
Heekin Can, Inc.                             Delaware
Madera Glass Company                         California
Muncie & Western Railroad Company            Indiana
VERAC, Inc.                                  California

The following is a list of affiliates of Ball Corporation included in the financial statements on the equity basis of accounting:

                                  Percentage       State or Country
        Name                     Ownership(3)      of Incorporation
- -------------------------------  ------------  -------------------------

Ball Packaging Products
       Holdings, Inc.                 50       Ontario, Canada
FTB Packaging Limited                47.5      Hong Kong
Guangzhou M.C. Packaging, Ltd.        10       Peoples Republic of China
MCP-Ball International Limited        40       Hong Kong
Lam Soon-Ball International, Inc.     20       Republic of China
Phoenix Packaging, Inc.               25       Ohio

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(1)  In accordance with Regulation S-K, Item 601(b)(22)(ii), the names of certain subsidiaries have been omitted from the foregoing lists. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02(v).

(2) Each of the consolidated subsidiaries listed is directly or indirectly wholly-owned by the Registrant, except Madera Glass Company, in which the Registrant indirectly owns 51 percent of the voting share capital.

(3) Represents the Registrant's direct and/or indirect ownership in each of the subsidiaries' voting share capital.